Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Organic To Go Food Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 8, 2007, with respect to the consolidated financial statements of Organic To Go, Inc. appearing in the Company's annual report on Form 10-KSB for the years ended December 31, 2005 and 2006.

/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
May 18, 2007